EXHIBIT 21.1

SUBSIDIARIES CONTROLLED BY REGISTRANT
As of December 31, 2004

ValueClick, Inc. Subsidiary Listing

Company	Percentage Ownership
Be Free, Inc. (Delaware)	100%
Be Free Securities Corporation (Massachusetts)	100%
Be Free International, Inc. (Delaware)	100%
TriVida Corporation (California)	100%
Mediaplex, Inc. (Delaware)	100%
Commission Junction, Inc. (Delaware)	100%
Hi-Speed Media, Inc. (California)	100%
Search123, Inc. (California)	100%
Simpli.com, Inc. (Delaware)	100%
ClickAgents, Inc. (Delaware)	100%
Z Media, Inc. (Delaware)	100%
Bach Acquisition Corp. (Delaware)	100%
Adware Systems, Inc. (Kentucky)	100%
Adware Systems Canada (Canada)	100%
Be Free France (France)	100%
Be Free Germany GmbH (Germany)	100%
Be Free UK, Ltd. (United Kingdom)	100%
Mediaplex Deutschland GmbH (Germany)	100%
Pricerunner AB (Sweden)	100%
Pricerunner Sweden AB (Sweden)	100%
Pricerunner Ltd. (United Kingdom)	100%
Pricerunner GmbH (Germany)	100%
Pricerunner SAS (France)	100%
Pricerunner Spain (Spain)	100%
Pricerunner Italy (France)	100%
Pricerunner Denmark (Denmark)	100%
Pricerunner BV (Netherlands)	100%
ValueClick Europe Ltd. (United Kingdom)	100%
ValueClick Sarl (France)	100%
ValueClick GmbH (Germany)	100%
ValueClick Limitado (Brazil)	100%
ValueClick Canada (Canada)	100%